UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Verecloud, Inc.
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Verecloud, Inc.
6560 South Greenwood Plaza Boulevard, Number 400
Englewood, CO 80111
PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD January 28, 2011

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to Be Held on January 28, 2011:
This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including our consolidated financial statements, are available to you at www.verecloud.com

To Our Stockholders:

You are cordially invited to attend the annual meeting of the stockholders of Verecloud, Inc., referred to herein as “Verecloud,” at the principal executive offices of Verecloud at 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, a 10:00 a.m. (Denver, Colorado time) on Friday, January 28, 2011, or at any adjournment or postponement thereof, for the following purposes:

1. To elect four directors of Verecloud;

2. To ratify the appointment of Schumacher & Associates, Inc. as Verecloud’s independent public accountants for the fiscal year 2011; and

3. To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached proxy statement. All of Verecloud’s stockholders of record as of the close of business on December 17, 2010 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

This board of directors intends to send these proxy materials to stockholders on or about December 29, 2010.

By Order of the Board of Directors

John F. McCawley
Chief Executive Officer

December 28, 2010

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Proxy Solicitation

The board of directors of Verecloud is soliciting proxies to be used at our annual meeting of stockholders to be held at 10:00 a.m. on Friday, January 28, 2011, at the principal executive offices of Verecloud at 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111. This proxy statement contains important information regarding Verecloud’s annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

The board of directors intends to send these proxy materials to stockholders on or about December 29, 2010.

Interests of Certain Persons in Matters to be Acted Upon

Each of our directors has an interest in their re-election to the board of directors.  However, Phillip Tonge and Hossein Eslambolchi have a monetary and equity interest in their re-election as they receive stipends and stock options for their service on the board of directors.  Mark Faris and John McCawley do not receive any compensation for their service on the board of directors.

Who Can Vote

Stockholders of record at the close of business on December 17, 2010, also referred to herein as the “record date,” may vote at the annual meeting. As of December 17, 2010, we had 70,930,500 issued and outstanding shares of common stock, which were held by approximately 54 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the annual meeting.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the annual meeting. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” the election of all nominees for director and as recommended by our board of directors with regard to all other matters.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by any of the following three methods:

•	by voting in person at the annual meeting;

•	by delivering to our corporate secretary, Michael Cookson, a written notice of revocation dated after the proxy; or

•	by delivering another proxy dated after the previous proxy.

Required Votes

Each share of common stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy.  Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him/her as there are directors to be elected and for whose election he/she has the right to vote.  At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.  The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other proposals.

Voting Procedures

Votes cast by proxy or in person at the annual meeting will be counted by the persons we appoint to act as election inspectors for the annual meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the annual meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. In the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have the authority to vote your non-voted shares on certain routine matters, such as the ratification of auditors but not the election of directors. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of Verecloud common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

Costs of Proxy Solicitation

Verecloud will bear the costs of soliciting proxies from its stockholders. Directors, officers and other employees of Verecloud, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. Verecloud will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the annual meeting without an admission ticket, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at our principal executive offices located at 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111 during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our board of directors proposes that the four nominees described below, each of whom is currently serving as a member of our board of directors, be re-elected for a term ending on the date of our 2011 annual meeting and until his or her successor is duly elected and qualified. It is the intention of the person named as proxy in the enclosed proxy to vote “FOR” the election of all such nominees.

Each of the nominees has consented to serve as a director. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee, or the number of directors that constitutes the full board of director may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted “FOR” the election of such other person as the board of directors may nominate. The term of our current directors expires at our 2010 annual meeting.

Information Concerning the Nominees for Election as Directors

John McCawley has been Chief Executive Officer and director of Verecloud since August 31, 2009. He co-founded Verecloud in March 2006 and has more than 12 years of experience as software developer, designer and architect for projects in the areas of finance and telecommunications. Prior to joining Verecloud, Mr. McCawley founded GatheringPoint Networks LLC, a national VoIP reseller. Mr. McCawley acted as President and Managing Member of GatheringPoint Networks, LLC from its founding in 2004 to January 2006. Mr. McCawley was also Founder and Senior Partner for Parocon Consulting Group, where he successfully developed a national IT consulting firm whose clients includes Fortune 500 clients such as SprintPCS, Echostar, Qwest and Level(3). Mr. McCawley received his MS in Information Systems from the University of Colorado at Denver and holds a BS in Finance and Economics from the University of Wyoming.

Mark Faris, our Executive Vice President – Business Development, Chairman of the Board and director, joined Verecloud in February 2009. Prior to joining Verecloud, from January 2007 to March 2009, Mr. Faris was a Partner at Invisible Towers, a US wireless tower provider. Prior to his work with Invisible Towers, from September 2005 to January 2007, Mr. Faris served as the Chief Operating Officer for Mobile Satellite Ventures, a hybrid satellite and terrestrial communications provider. Prior to his time at Mobile Satellite Ventures, from April 2001 to September 2005, Mr. Faris served as a Senior Vice President of Network Services for XO Communications, a leading provider of voice, data, VoIP management services. Mr. Faris is a veteran of the telecommunications industry who has worked for both large corporate entities and small entrepreneurial ventures over a 30 year period. Mr. Faris spent 24 years with Southwestern Bell Telephone Company (now AT&T Corporation) in a wide variety of assignments including time as Vice President-Engineering/Operations. He has also served as President and Chief Operating Officer of BlueStar Communications, Chief Operating Officer for Gemini Networks. Mr. Faris received his BBA in Business from Texas Tech University and is a graduate of the Yale University Executive Management Program.

Phillip Tonge was appointed to the board of directors as a director on August 12, 2010.  From November 2007 to December 2009, Mr. Tonge served as President of the North American residential and small commercial businesses of Direct Energy. Prior to that, from July 2004 to November 2007, Mr. Tonge was Direct Energy’s President of US operations and President of Texas operations.  While at Direct Energy, Mr. Tonge was part of Direct Energy’s executive and risk management committees.  He was also head of Direct Energy’s North American diversity efforts.  Prior to joining Direct Energy, Mr. Tonge was employed with AT&T for over 20 years in two different stints, from 1978 to 1987 and from 1993 to 2003, where he held the positions of Vice President of Consumer Services and President of AT&T Residential Local Services.  Mr. Tonge received a bachelor in arts from the University of Delaware.

Dr. Hossein Eslambolchi was appointed to the board of directors as a director on August 24, 2010.  Since 2005, Dr. Eslambolchi has been chairman of 2020 Venture Partners, which provides technology and operations consulting to private equity and venture capital firms in the area of telecommunications IP software and infrastructure. From 1986 to 2005, Dr. Eslambolchi held several executive positions with AT&T including, chief technology officer, president of the AT&T Global Networking Technology Services, president and chief executive officer of AT&T Labs, and chief information officer. Dr. Eslambolchi holds a Bachelor of Science degree in Electrical Engineering, a Masters of Science degree in Electrical Engineering and a Ph.D. in Electrical Engineering, all from the University of California - San Diego.

Recommendation of the Board of Directors

Verecloud’s board of directors recommends that you vote “FOR” each of the nominees for election to the board of directors.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The board of directors has appointed Schumacher & Associates, Inc. (“Schumacher & Associates”) as the independent public accounting firm to audit our consolidated financial statements for the 2011 fiscal year ending June 30, 2011. Schumacher & Associates has served as our independent public accounting firm since 2009. Please refer to “Independent Audit Fees and Related Matters” herein. Notwithstanding its selection, our board of directors, in its discretion, may appoint another independent public accounting firm at any time during the year if the board of directors believes that such a change would be in the best interest of Verecloud and its stockholders. If the appointment of Schumacher & Associates is not ratified by our stockholders, the board of directors will consider whether it should appoint another independent public accounting firm. We expect that a representative of Schumacher & Associates will be present at the annual meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to the stockholders if the representative desires to do so.

Recommendation of the Board of Directors

Verecloud’s board of directors recommends that you vote “FOR” the ratification of the appointment of Schumacher & Associates as Verecloud’s independent public accountants for the 2011 fiscal year ending June 30, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The following table sets forth certain information with respect to beneficial ownership of our common stock based on 75,950,500(1) issued and outstanding shares of common stock as of December 28, 2010 by:

•	each person known to be the beneficial owner of 5% or more of the outstanding common stock of Verecloud;

•	each executive officer;

•	each director; and

•	all of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Verecloud, Inc. 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111.

Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class Beneficially Owned
Directors and Executive Officers

John McCawley, Chief Executive Officer and Director	42,020,000		55.3%

William E Wood, President	950,000	(1)	1.2%

Michael P. Cookson, Chief Operating Officer	1,003,333	(1)	1.3%

James R. Buckley, Chief Financial Officer	716,667	(2)	*

Mark Faris, Executive Vice President of Business Development, Director and Chairman of the Board	946,667	(1)	1.2%

William Perkins, Chief Technology Officer	1,208,333	(1)	1.6%

Dr. Hossein Eslambolchi, Director	600,000	(1)	*

Phillip Tonge, Director	80,000	(1)	*

Officers and Directors as a Group	47,525,000		62.6%
(total of 8 persons)

5% Stockholders

TMG Holdings, LLC (3) c/o The Mesa Group, Inc. 7598 North Mesa Street El Paso, TX 79912	21,800,000		28.7%

* Less than 1%

(1) Includes vested options and warrants to purchase common stock of Verecloud.
(2) On February 24, 2010, Verecloud granted Mr. Buckley 400,000 shares of common stock for his consulting services as Chief Financial Officer of Verecloud.  This total includes 316,667 of vested options to purchase common stock pursuant to Verecloud’s 2009 Equity Incentive Plan, as amended.
(3) TMG Holdings, LLC, a Texas limited liability company, is beneficially owned 50% by Scott Schwartz and 50% by Douglas Schwartz.  Each of Scott Schwartz and Douglas Schwartz controls 50% of the voting power and 50% of the investment power of TMG Holdings, LLC.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement:

Name	Age	Position
John McCawley	44	Chief Executive Officer and Director
William E. Wood, III	44	President
Mark Faris	56	Executive Vice President – Business Development, Chairman of the Board and Director
James R. Buckley	50	Chief Financial Officer
Michael P. Cookson	49	Chief Operating Officer
William Perkins	43	Chief Technology Officer
Phillip Tonge	56	Director
Hossein Eslambolchi	53	Director

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified.  The Chairman of our board of directors is also our Executive Vice President of Business Development.  We currently have two independent directors, but neither of them of are “lead independent directors.”  We believe this current leadership structure is appropriate given our current size and our chairman’s limited role in the day-to-day operations of the business.  Each of the directors is aware of their fiduciary duties to our stockholders and is involved in the risk oversight of the registrant by continued monitoring of Verecloud’s day-to-day operations and involvement with on-going and regularly scheduled board of director’s meetings.

Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of stockholders.

Biographies for members of our current board of directors are set forth above.  Biographies for our executive officers who are not members of our board of directors are provided below:

William ("Billy") E. Wood, III was named President of Verecloud in June 2010.  Prior to his appointment as President and for the previous seven months, Mr. Wood acted as a consultant to Verecloud.  Mr. Wood has extensive experience in the software services industry.  From November 2006 to November 2009, Mr. Wood worked as a consultant advising numerous early stage companies regarding strategy, sales, marketing, technology, and capital raising, including, the following real estate companies: Plus One Communities; Tuscan Sun Communities; and Sommet Partners, and the following software companies: AeX; and Builderadius.  From June 2005 to October 2006, Mr. Wood served as President of Newdea, an enterprise resource planning software company with offices in Denver and Boulder, Colorado.  During his tenure at Newdea, Mr. Wood managed all operations, working capital and constituent relationships.  In addition, he coordinated all technology, marketing, sales, operations and support protocols for Newdea.  From March 2000 to May 2005, Mr. Wood served as President of TRE Financial Services, Inc., a federal and state tax software and financial services company ("TRE").  At TRE, Mr. Wood managed all operations and successfully raised the necessary capital to purchase TRE's sole source technology provider, integrate the two operations and roll-out new product initiatives.  In addition to the above, Mr. Wood also sits on the board of directors of OfferClick, Inc. and American Medical ID.  Mr. Wood earned a Bachelor of Arts in Economics from the University of Texas at Austin.

James R. Buckley has been our Chief Financial Officer since August 2009. He has over 25 years of diverse financial experience in corporate and operational finance, business development and strategy. His industry focus has been in cable and telecommunications.  From October 2008 to July 2009, Mr. Buckley provided part time financial and strategic support to Verecloud in addition to his role as Principal at Elevation Strategies, LLC, a provider of contract finance and CFO services.  From January 2008 to October 2008, Mr. Buckley served as Vice President – Strategy for Qwest Communications with a focus on long range planning and strategic initiatives.  From August 2006 to December 2007, Mr. Buckley provided contract finance and CFO services for major cable and telecom providers in the US.  From February 2003 to July 2006, Mr. Buckley served as Vice President-Finance at Adelphia Communications. He has worked for Fortune 100 companies (MediaOne and U S WEST) as well as startup ventures in technology and media. Mr. Buckley is also a CPA and began his career at Coopers & Lybrand. Mr. Buckley received his MS in Management from Purdue University and his BS in Accounting from the University of Colorado at Boulder. On June 22, 2010, Mr. Buckley became a full-time employee of Verecloud.

Michael P. Cookson joined Verecloud in August 2007. Mr. Cookson has more than 25 years of operational experience in Fortune 10, mid-size, and start-up technology organizations. From February 2004 through August 2007, Mr. Cookson held a variety of director-level positions at Ariba (ARBA), the leading provider of Spend Management Solutions, including responsibilities in Global Processes and Planning and in leading the program to transform operational processes from a CD-based solution to a new Software-as-a-Service offering. Prior to that Mr. Cookson was director of IT and Strategic Alliances at Alliente, a divesture of Hewlett Packard and Agilent Technologies. Mr. Cookson’s operational responsibilities also include over 16 years of experience at Hewlett Packard (HP) and Agilent Technologies (A) in a variety of managerial roles including Section Manager of Indirect Procurement Systems and Processes, Global Manager for SAP Infrastructure, and Americas SAP Finance Program Manager. Mr. Cookson received his BS in Business with a concentration in Information Systems from Colorado State University in 1984.

William Perkins joined Verecloud in May 2007. From May 2006 to May 2007, he worked as a consultant to Verecloud.  Prior to his service at Verecloud, from December 2004 through August 2006, Mr. Perkins was president of HomeFlyers Inc., a technology driven advertising company where his roles ranged from software development to business expansion. Mr. Perkins received his MS in Computer Science from the University of Tennessee and holds a BS in Computer Science with a minor in Economics from the Central Connecticut State University.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2010 fiscal year. There was no non-equity incentive plan compensation, stock awards, change in pension value or any non-qualifying deferred compensation earnings during the 2009 fiscal year. All amounts are in dollars.

Name	Fee earned	Option awards	Compensation	Total
Dr. Hossein Eslambolchi (1)	$60,000	-	-	$60,000
Phillip Tonge (2)	$-	-	-	$-

(1)
Dr. Eslambolchi received a monthly fee of $5,000 during fiscal year 2010 for consulting and advisory services provided to Verecloud. These fees were earned and paid prior to his appointment to the board of directors in August 2010. With his appointment to the board in August 2010, Dr. Eslambolchi will continue to receive a monthly retainer of $5,000.  Furthermore, Verecloud issued to Dr. Eslambolchi a warrant (the "Eslambolchi Warrant") to purchase 600,000 shares of Verecloud's common stock, at $0.07 per share.  As consideration for Dr. Eslambolchi's prior advisory service to Verecloud over a two-year period commencing January 29, 2009, 450,000 of the underlying common stock shares, valued at approximately $6,000, vested as of August 24, 2010.  Subject to Dr. Eslambolchi's continued service as a director, the remaining 150,000 shares will vest in equal installments on the last day of each of the next two consecutive calendar quarters such that the Eslambolchi Warrant may be fully vested on December 31, 2010.  In addition, for each subsequent one-year term of service approve on or after the annual stockholders' meeting in Fall of 2011, Dr. Eslambolchi will receive a warrant or similar mechanism (e.g. non-qualified stock option) to purchase 100,000 shares of common stock, pursuant to the terms and conditions of an applicable award agreement and other governing documents.  Finally, pursuant to the Eslambolchi Agreement, Dr. Eslambolchi will receive full expense reimbursement for in-person meetings of the board of directors, plus any pre-approved out-of pocket expenses for any Company business expenses incurred, and will be covered by Verecloud's director and officer insurance policy

(2)
On August 12, 2010, after the end of fiscal year 2010 and upon approval by Verecloud board of directors, Phillip Tonge was elected as a director.  During his term as a director, Mr. Tonge will receive a quarterly retainer of $2,500.  Furthermore, Verecloud issued Mr. Tonge a warrant (the "Tonge Warrant") to purchase 200,000 shares of common stock at $0.02 per share.  The shares underlying the Tonge Warrant will vest equally over five consecutive quarters commencing on September 30, 2010 with full vesting occurring on September 30, 2011.  In addition, for each subsequent one-year term of service approved on or after the annual stockholders' meeting in Fall of 2011, Mr. Tonge will receive a warrant or similar mechanism ( e.g. non-qualified stock option) to purchase 100,000 shares of common stock pursuant to the terms and conditions of an applicable award agreement and other governing documents.

As noted above, the non-employee board members were granted warrants to purchase shares of common stock. The table below summarizes the outstanding and vested warrants as of December 28, 2010.

	Warrants	Vested at
Name	Granted	December 28, 2010
Dr. Hossein Eslambolchi	600,000	525,000
Phillip Tonge	200,000	40,000

Executive Compensation

Executive compensation for fiscal 2010

Our compensation program for the named executive officers consists of base salary, equity in the form of stock options, and a discretionary bonus. There is no retirement plan, long-term incentive plan or other such plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to our Chief Executive Officer or any of our four most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals, and the compensation committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). Our compensation committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers. Our board of directors and the compensation committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the compensation committee’s efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Summary Compensation Information

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Verecloud and its subsidiaries for the fiscal years ended June 30, 2010 and 2009 by Verecloud’s Principal Executive Officer, Principal Financial Officer and Verecloud’s three other most highly compensated executive officers whose total compensation for the fiscal years ended June 30, 2010 and 2009 was in excess of $100,000, and who were serving as executive officers at the end of that fiscal year. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2010 or 2009 fiscal years have been included by reason of their termination of employment or change in executive officer status during that year. The listed individuals shall be hereinafter referred to as the "named executive officers."

	Year	Salary	Bonus	Stock Awards (3)		Option Awards	Nonequity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Comp		Total

John F. McCawley	2010	$247,334	$-	$-		$-	$-	$-	$-		$247,334
Chief Executive Officer	2009	$240,000	$-	$-		$-	$-	$-	$-		$240,000

William Perkins	2010	$166,685	$-	$-		$61,099	$-	$-	$-		$227,784
Chief Technology Officer	2009	$170,050	$-	$-		$-	$-	$-	$-		$170,050

Mark Faris	2010	$179,308	$-	$-		$69,555	$-	$-	$-		$248,863
EVP of Business Development and Chairman of the Board	2009	$100,000	$-	$-		$-	$-	$-	$-		$100,000

Michael P. Cookson	2010	$169,945	$-	$-		$51,877	$-	$-	$-		$221,822
Chief Operating Officer	2009	$158,875	$-	$-		$-	$-	$-	$-		$158,875

James R. Buckley	2010	$7,500	$-	$28,000	(2)	$25,890	$-	$-	$174,013	(1)	$235,403
Chief Financial Officer	2009	$-	$-	$-		$-	$-	$-	$55,125	(1)	$55,125

(1)
James R. Buckley served as a consultant from November 2008 to June 22, 2010 and received payments totaling $174,013 and $55,125 for the fiscal years ended June 30, 2010 and 2009, respectively, which are included in the Other Compensation column. Effective June 22, 2010, Mr. Buckley became the full-time Chief Financial Officer of Verecloud with a base salary of $180,000 per year.

(2)	On February 24, 2010, Verecloud granted Mr. Buckley 400,000 shares of common stock for his consulting services as Chief Financial Officer of Verecloud.
(3)	The calculation of the fair value of stock options is described in footnote 9 of our financial statements for the year ended June 30, 2010 which are included in our Annual Report of Form 10-K filed on September 28, 2010.

Employment Contracts, Termination of Employment and Change in Control

On June 22, 2010, we entered into employment agreements (the "Employment Agreements") with the following executives:  (i) our President, William E. Wood, III; (ii) our Chief Financial Officer, James R. Buckley; (iii) our Chief Operating Officer, Michael P. Cookson; and (iv) our Chief Technology Officer, William Perkins.

Pursuant to the Employment Agreements:

(a) Mr. Wood is to receive a base salary of $225,000 per annum and options to purchase 5,700,000 shares of Verecloud's common stock at $0.02 per share;

(b) Mr. Buckley is to receive a base salary of $180,000 per annum and options to purchase 1,900,000 shares of Verecloud's common stock at $0.02 per share;

(c) Mr. Cookson is to receive a base salary of $180,000 per annum and options to purchase 500,000 shares of Verecloud's common stock at $0.02 per share; and

(d) Mr. Perkins is to receive a base salary of $180,000 per annum and options to purchase 350,000 shares of Verecloud's common stock at $0.02 per share.

Each option granted above will vest 1/12 on the last day of each calendar quarter commencing September 30, 2010, so that if each executive remains continuously employed by Verecloud, their respective options will fully vest on June 30, 2013.

In addition, the Employment Agreements provide that each of the executives is eligible to participate in Verecloud's benefit plans (including, as they become available, savings, profit-sharing, life, disability, health, accident and other programs), will accrue three weeks paid vacation per year and be entitled to paid holidays in accordance with Verecloud's vacation policy.

In the event any executive's employment is terminated without cause (as defined in the Employment Agreements) or the executive resigns for good reason (as defined in the Employment Agreements), upon execution of a release of claims against Verecloud, the executive would be entitled to receive an amount equal to six times the amount of his monthly base salary. However, in the event the executive's employment is terminated without cause (as defined in the Employment Agreements) or the executive resigns for good reason (as defined in the Employment Agreements), at anytime during the period beginning three months prior to a change in control (as defined in the Employment Agreements) and ending 12 months after a change in control, the executive would instead be entitled to receive a lump sum payment equal to the sum of (i) one times his base salary, plus (ii) the bonus he earned for the prior calendar year, plus (iii) 12.0 times the monthly premium amount for the executive's employee benefits.

In addition, the Employment Agreements include a "modified 280G cutback" which provides that, in the event of a change in control (as defined in the Employment Agreements), if the executive would receive payments in excess of the Internal Revenue Code Section 280G statutory safe harbor   amount, he will receive the amount of payments that results in the greatest after-tax proceeds.

Elements of Compensation

Our compensation program for the named executive officers consists of base salary, equity in the form of stock options, and a discretionary bonus. There is no retirement plan, long-term incentive plan or other such plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officers receive base salaries commensurate with their roles and responsibilities.  On June 22, 2010, we executed employment agreements with William E. Wood, III, Michael P. Cookson, James R. Buckley and William Perkins as described above.  Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on independent evaluations of each executive’s performance for the prior year, expertise and position, and objective sources such as PayScale.com.  The base salaries and other compensation paid to our named executive officers (excluding Mr. Wood who was appointed as President on June 22, 2010) in the fiscal years ended June 30, 2010 and 2009 are reflected in the Summary Compensation Table above.

Stock-Based Awards

Our named executive officers are eligible to receive options to purchase common stock pursuant to Verecloud's 2009 Equity Incentive Plan (the "Incentive Plan"), which our board of directors approved on October 27, 2009.  These option grants are based upon numerous factors including a combination of performance and relative value of different job types.  In addition, the board of directors believes that stock-based awards, based upon individual performance, will maximize stockholder value through incentivizing Verecloud’s named executive officers and retaining them through multi-year vesting periods.  As of December 28, 2010, there have been 6,240,000 options to purchase Verecloud’s common stock issued to our named executive officers, of which 3,127,500 have vested.

Unit Bonus Plan

On January 26, 2010, the board of directors adopted the Verecloud, Inc. Unit Bonus Plan (the "Unit Bonus Plan") and granted unit awards ("Unit Awards") to certain current key employees of Verecloud pursuant to the terms of the Unit Bonus Plan.  The Unit Bonus Plan provides that a participant’s Unit Award will vest and become payable only upon one of the following events: (i) a change in control of Verecloud (a "Change in Control"); (ii) a valuation of Verecloud equal to or greater than $30 million that is sustained for a period of 15 consecutive days (a "Market Valuation Event"); or (iii) the participant’s involuntary separation from service by Verecloud without cause or by reason of the participant’s death or disability (an "Involuntary Separation"). On September 16, 2010, Verecloud’s board of directors voted to eliminate a Market Evaluation Event as a trigger to pay a Unit Award.

Verecloud may pay the Unit Award to the participant (or the participant’s beneficiary) in cash or common stock as determined by the board of directors in its sole discretion.  Verecloud will make payments in connection with a Change in Control no later than five days following such event.  For payments in connection with a participant’s Involuntary Separation, Verecloud will pay the participant 25 percent of the participant’s Unit Award on the first day of the first month following the date of his Involuntary Separation and will pay the balance to the participant in three subsequent annual payments beginning on the anniversary date of the first payment date.  However, if the participant separated from service by reason of his death or, if the participant dies after his Involuntary Separation but prior to receiving his entire Unit Award payment, Verecloud will pay the participant the balance of such Unit Award in a lump sum no more than 30 days after receiving notification of the participant’s death.  The Unit Bonus Plan provides that if the making of any payment would jeopardize the ability of Verecloud to continue as a going concern, the payment will be delayed until the date that the payment would not have such an effect on Verecloud.

The total value of the unit pool is equal to, as applicable, 12.5 percent of the following amounts: (i) the total consideration received by Verecloud upon a Change in Control; or (ii) the fair market value of the outstanding shares of common stock of Verecloud at the time of a Market Valuation Event or an applicable Involuntary Separation (the "Company Value").  Mark Faris, Executive Vice President and the Chairman of the board of directors, received a Unit Award equal to 5 percent of the Company Value, William Perkins, Chief Technology Officer, received a Unit Award equal to 2.5 percent of the Company Value and Michael P. Cookson, Chief Operating Officer, received a Unit Award equal to 2 percent of the Company Value.

Retention Bonus Agreements

On January 26, 2010, the board of directors also approved Verecloud entering into Retention Bonus Agreements (each, a "Retention Agreement") with four employees; Lynn Schlemeyer, Mark Faris, Michael P. Cookson and William Perkins.  From November 1, 2009 thru June 15, 2010, the annual salary of each of these four employees was reduced by 25 percent.  Each Retention Agreement provides that, subject to the employee’s continuous service with Verecloud from the effective date of the Retention Agreement through the date of the Triggering Event (as defined below), the employee may receive a bonus, in the form of either cash or stock, in an amount equal to the salary such employee has foregone since November 1, 2009.  The "Triggering Event" is the board of director’s declaration to pay a bonus based on one of the following events:  (i) a Change of Control, as such term is defined in the Incentive Plan; (ii) removal of the "going concern" status of Verecloud rendered by an external audit and as reported in Verecloud’s public filings; (iii) the receipt of intermediate-term financing, which is determined by the board of directors to merit the approval of the bonus; or (iv) the entry into a material definitive agreement, which is determined by the board of directors to merit the approval of the bonus.  On June 22, 2010 and in connection with the Loan Agreement by and between Verecloud and TMG Holdings Colorado, LLC ("TMG Colorado"), the board of directors deemed the loan to Verecloud as the "receipt of intermediate-term financing" and authorized the payment of a bonus under each Retention Agreement. As a result, Verecloud accrued $107,042 related to the amounts owed the four employees noted above, which have been included in the Summary Compensation Table, where applicable. As of December 28, 2010, $80,000 of this balance has been paid out.  The remainder will be paid in cash prior to December 31, 2010.

Incentive Compensation Plan

On June 22, 2010, Verecloud's board of directors approved the Verecloud, Inc. 2010 Incentive Compensation Plan (the "Incentive Compensation Plan").  The purpose of the Incentive Compensation Plan is to motivate Verecloud's employees to achieve performance-based financial results by rewarding employees for their contributions to Verecloud's performance.  The Incentive Compensation Plan is only in effect for Verecloud's 2011 fiscal year (July 1, 2010 through June 30, 2011).  All individuals employed by Verecloud in a full-time capacity before July 1, 2010 are eligible to participate in the Incentive Compensation Plan. The Incentive Compensation Plan has two components:  first, there is a corporate performance factor, which is measured by Verecloud’s EBITDA; and second, there is an individual performance factor, which is based on each employee's individual performance review. The corporate performance factor is weighted at 75 percent and the individual performance factor is weighted at 25 percent. Percentage achievement of these weighted factors is multiplied by each participant’s target incentive to determine the amount payable under the Incentive Compensation Plan to that participant. Amounts payable under the Incentive Plan are calculated semi-annually and are targeted to be paid on or about January 15, 2011 and August 15, 2011. Each participant’s semi-annual payment under the Incentive Compensation Plan is subject to his continuous employment through the date his lump sum payment is distributed by Verecloud.  As of December 28, 2010, there have been no issuances or payments made under the Incentive Compensation Plan.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have not provided our named executive officers with any perquisites or other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

Compensation Policies and Practices as they Relate to Verecloud's Risk Management

We conducted a review of our compensation policies and procedures as they relate to an overall risk management policy.  We have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on Verecloud.

The table below provides information regarding outstanding stock options held by the named executive officers as of June 30, 2010:

 Outstanding Equity Awards at Fiscal Year-End (June 30, 2010)

Option Awards (1)(2)						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options(#)	Option exercise price ($)	Option expiration date	Number of shares of units of stock that have not vested(#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested($)
John F. McCawley
Chief Executive Officer

William Perkins	1,150,000			$0.07	11/24/2019
Chief Technology Officer		350,000		$0.02	6/21/2020

Mark Faris	710,000	710,000		$0.07	11/24/2019
EVP of Business Dev and Chairman of the Board

Michael P. Cookson	843,333	76,667		$0.07	11/24/2019
Chief Operating Officer		500,000		$0.02	6/21/2020

James R Buckley		1,900,000		$0.02	6/21/2020
Chief Financial Officer

(1)	Options have a ten year term and vest 1/12 on the last day of the calendar quarter.
(2)
The unvested portion of each outstanding stock option and restricted stock unit awards may, at the Board’s discretion, fully vest on an accelerated basis upon certain changes in control or ownership of Verecloud.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 28, 2010, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	15,525,000	0.04	475,000

Equity compensation plans not approved by security holders	--	$--	--
Total	15,525,000	$0.04	475,000

On October 27, 2009, the board of directors of Verecloud adopted the Incentive Plan. Verecloud’s board of directors will administer the Incentive Plan until the board of directors delegates the administration to a committee of the board of directors.

The purpose of the Incentive Plan is to benefit Verecloud’s stockholders by furthering the growth and development of Verecloud by affording an opportunity for stock ownership to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, Verecloud and its affiliates, and to assist Verecloud in attracting and retaining new employees, directors and consultants; to encourage growth of Verecloud through incentives that are consistent with Verecloud’s goals; to provide incentives for individual performance; and to promote teamwork.

Under the Incentive Plan, the board of directors in its sole discretion may grant stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, deferred stock or other equity-based awards (each an "Award") to Verecloud’s employees, directors and consultants (or those of Verecloud’s affiliates).  The Awards available under the Incentive Plan also include performance-based Awards, which would have pre-established performance goals that relate to the achievement of Verecloud’s business objectives.  The performance-based stock Awards available under the Incentive Plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to allow such Awards, when payable, to be tax deductible by Verecloud.

On June 22, 2010, the board of directors of Verecloud approved to increase the amount of shares reserved for issuance under the Incentive Plan from 8,000,000 shares of common stock to 16,000,000 shares.  To the extent that an Award expires, ceases to be exercisable, is forfeited or repurchased by Verecloud, any shares subject to the Award may be used again for new grants under the Incentive Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award (other than with respect to options) may be used for grants under the Incentive Plan.  Initially, the maximum number of shares of common stock that may be subject to one or more Awards to a participant pursuant to the Incentive Plan during any fiscal year of Verecloud is 4,000,000.  However, the Incentive Plan, as amended, increases this maximum amount to 8,000,000 shares.

The Board of Directors and Committees Thereof

Our board of directors conducts its business through face-to-face meetings and conference calls. Our board of directors held two meetings in fiscal year 2010. All directors attended all of the meetings held by the board of directors.

Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.

Verecloud currently does not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act or a committee performing similar functions.

Committees of the board of directors

Pursuant to our bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. As of December 28, 2010, the board of directors has not established any committees.

Communications with the board of directors

Stockholders may communicate with our board of directors or any of the directors by sending written communications addressed to the board of directors or any of the directors, Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.

Nomination of directors

Our board of directors has not established a nominating committee because the board believes that it is unnecessary in light of the board’s small size. In the event that vacancies on our board of directors arise, the board considers potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons. The board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “General Information — Next Annual meeting of Stockholders” in this proxy statement to our corporate secretary, Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention: Corporate Secretary. The board considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the board. All candidates are evaluated at meetings of the board. In evaluating such nominations, the board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Other than Mr. McCawley and Mr. Faris, we believe that all members of our board of directors meet the criteria for independence under the NASDAQ rules.

Code of conduct

Our board of directors has adopted a code of conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of conduct codifies the business and ethical principles that govern all aspects of our business. We undertake to provide a copy of our code of conduct to any person, at no charge, upon a written request. All written requests should be directed to: Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention: Corporate Secretary.

TRANSACTIONS WITH RELATED PERSONS AND REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons

On June 10, 2010, we entered into a consulting agreement with The Mesa Group, Inc. ("TMG").  Pursuant to the Consulting Agreement, TMG agreed to render consulting services with respect to organizational and business matters to us. The consulting agreement has a three-year term and provides that, commencing on March 31, 2011 and terminating on December 31, 2013, we agree to pay TMG an aggregate amount of $744,000 in 12 quarterly payments of $62,000.  We currently have an outstanding loan agreement with TMG's affiliate, TMG Colorado, LLC, and another affiliate, TMG Holdings, LLC, is Verecloud's second largest stockholder.

Review, approval or ratification of transactions with related persons

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with our business interest. This policy is included in our code of conduct. Each director and executive officer is instructed to always inform the chairman of our board of directors and corporate secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. Our board of directors reviews all relevant information, including the amount of all business transactions involving us and any entity with which a director or executive officer is associated, and takes necessary action.

INDEPENDENT AUDIT FEES AND RELATED MATTERS

We expect that a representative of Schumacher & Associates will be present at the annual meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to the stockholders if the representative desires to do so.

Verecloud’s board of directors has appointed Schumacher & Associates, Inc. as our independent accountants to perform the audit for the years ended June 30, 2010 and 2009. The board reviews and approves audit and permissible non-audit services as well as the fees charged for such services. In its review of non-audit service fees, the board of directors will consider whether the provision of such services is compatible with maintaining Schumacher & Associate’s independence.

The following table sets forth fees billed by our principal accounting firm of Schumacher & Associates, Inc. for the years ended June 30, 2010 and 2009:

	Year Ended June 30,
	2010	2009
Audit Fees	$49,800	$7,700
Audit Related Fees
Tax Fees
All Other Fees
	$49,800	$7,700

GENERAL INFORMATION

Family Relationships

None.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Exchange Act requires that our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insides to provide Verecloud with copies of all Section 16(a) reports that the insiders file with the SEC. Verecloud believes that, with respect to the 2010 fiscal year, its directors, executive owners and 10% stockholders complied with all Section 16(a) filing requirements, except for those late filings as previously disclosed on our Annual Report on Form 10-K, filed with the SEC on September 28, 2010. In make these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% stockholders.

Legal Proceedings

None of our directors or executive officers are party to any material legal or regulatory proceedings.

Code of Ethics

Verecloud does not currently have a Code of Ethics.  Verecloud's business operations are not complex and Verecloud has a very limited stockholder base.  Verecloud seeks advice and counsel from outside experts such as our lawyers on matters relating to corporate governance.  Verecloud recognizes that adopting a Code of Ethics would be a valuable addition to its corporate structure and plans to do so in fiscal year 2011.

Nominating Procedures

During the period covered by this Annual Report on Form 10-K, there were no material changes to the procedures by which security holders may recommend nominees to Verecloud's board of directors.

Audit Committee

Verecloud currently does not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act or a committee performing similar functions.

Indemnification of Directors and Officers

Under Verecloud's Bylaws, Verecloud indemnifies a director or officer of Verecloud against liability and advance the costs of defending any such person against liability, provided (i) the director or officer was acting on our behalf in his official capacity as a director or officer, and (ii) such director or officer conducted himself in good faith and believed his conduct was in, or not opposed to, our best interests (or in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful). We may not indemnify a director or officer, however, if such director or officer is adjudged liable to us, or if the director or officer is adjudged to have derived an improper personal benefit.

Indemnification permitted by these provisions is limited to reasonable expenses incurred in connection with the proceeding upon which liability is predicated, which includes the amount of any such liability actually imposed.

In addition, on June 22, 2010, Verecloud entered into separate indemnity agreements (each, an "Indemnity Agreement") with each of the following officers and directors:  John F. McCawley, William E. Wood, III, James R. Buckley, Michael P. Cookson, William M. Perkins and Mark Faris.  Pursuant to the identical Indemnity Agreements with each executive, in exchange for the officer's and director's service to Verecloud, Verecloud agreed to indemnify each of these officers and directors to the fullest extent provided under Nevada law.

Affirmative determinations regarding director independence and other matters

Our board of directors follows the standards of independence established under the NASDAQ rules in determining if directors are independent and has determined that each of the following directors is an “independent director” under those rules: Phillip Tonge and Dr. Hossein Eslambolchi. In this proxy statement the directors who have been affirmatively determined by the board of directors to be “independent directors” under this rule are referred to individually as an “independent director” and collectively as the “independent directors.”

Prior to his appointment as director, Dr. Eslambolchi received a monthly fee of $5,000 during fiscal year 2010 for consulting and advisory services provided to Verecloud.  Since their appointment as directors no independent director receives, or has received, any fees or compensation from Verecloud other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors in the rules of The Nasdaq Stock Market, considered whether any director has a material relationship with us that could interfere with their ability to exercise independent judgment in carrying out their responsibilities.  As a result of this review, we determined that our directors, John McCawley and Mark Faris, are not "independent directors" as defined under the rules of The Nasdaq Stock Market.  If we ever become a listed issuer whose securities are listed on The Nasdaq Stock Market or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Next Annual Meeting of Stockholders

Notice of any stockholder proposal that is intended to be included in Verecloud’s proxy statement and form of proxy for our 2011 annual meeting of stockholders must be received by Verecloud’s corporate secretary no later than June 30, 2011.  Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. Any notices regarding stockholder proposals must be received by Verecloud at its principal executive offices at 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the 2011 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by June 30, 2011, then the proxy or proxies designated by our board of directors for the 2010 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting

HOUSEHOLDING

We will be "householding" this proxy statement.  This means that only one copy of this information statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders.  Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention:  Corporate Secretary.  We will deliver separate copies promptly.  If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

OTHER BUSINESS

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Verecloud’s common stock will vote thereon in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

Verecloud’s 2010 annual report on Form 10-K for the fiscal year ended June 30, 2010 (without exhibits) are enclosed. Additional copies may be obtained without charge upon request made to Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention: Corporate Secretary. Copies may also be obtained on our website at www.verecloud.com under “Investor Relations” and “SEC Filings.”

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
 VERECLOUD, INC.
 TO BE HELD JANUARY 28, 2011

The undersigned hereby appoints John McCawley as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Verecloud. Inc. (the “Company”) held of record by the undersigned on December 17, 2010, at the annual meeting of stockholders to be held Friday, January 28, 2011, or any adjournment or postponement thereof.

1. Election of directors.

                     FOR the election as a director of the four nominees listed below (except as marked to the contrary below).
 NOMINEES: Mark Faris, John McCawley, Phillip Tonge, Hossein Eslambolchi.

                    WITHHOLD AUTHORITY to vote for the following nominees:
INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

2. To ratify the appointment of Schumacher & Associates as Verecloud’s independent public accountants for the fiscal year ended June 30, 2011.

                    FOR
                    AGAINST
                    WITHHOLD AUTHORITY

3. In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted fin- the election of directors.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of stockholders on January 28, 2011.

I ❑ plan ❑ do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		Date:

SIGNATURE		Date:

Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.